As filed with the U.S. Securities and Exchange Commission on June 2, 2025.

Registration No. 333-287130

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Post-Effective Amendment No. 1
to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________________________________

HOTEL101 GLOBAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

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Cayman Islands	7011	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hotel101 Global Holdings Corp.
20 Cecil Street #04-03
Plus Building
Singapore 049705
+65 6513 8565
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________________________________

HOTEL101 GLOBAL PTE. LTD.
(Exact name of co-registrant as specified in its charter)
20 Cecil Street #04-03
Plus Building
Singapore 049705
+65 6513 8565
(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

Singapore	7011	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________________________________

Copies of all correspondence to:

James Grandolfo, Esq. Milbank (Hong Kong) LLP 30/F Alexandra House Central, Hong Kong Tel: +852 2971 4888	Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407 4000	Jane K. P. Tam, Esq. Loeb & Loeb LLP 901 New York Avenue NW Washington, D.C. 20001 Tel: (202) 618-5000

____________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and on completion of the merger agreement described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†           The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Co-Registrants’ Registration Statement on Form F-4 (File No. 333-287130), as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 2, 2025, is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely for the purpose of filing Exhibit 99.1 to the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Post-Effective Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement on Form F-4, filed on May 22, 2025.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The directors, alternate directors, secretary and other officers for the time being of HBNB and the trustees (if any) for the time being acting in relation to any of the affairs of HBNB, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of HBNB from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of HBNB shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of HBNB shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud. HBNB may take out and pay the premium and other moneys for the maintenance of insurance, bonds and other instruments for the benefit either of HBNB or the directors (and/or other officers) or any of them to indemnify HBNB and/or directors (and/or other officers) named therein for this purpose against any loss, damage, liability and claim which they may suffer or sustain in connection with any breach by the directors (and/or other officers) or any of them of their duties to HBNB.

Item 21. Exhibits.

(a)     The following exhibits are filed as part of this registration statement, including those incorporated herein by reference:

Exhibit Number	Description
2.1#

Agreement and Plan of Merger, dated as of April 8, 2024, by and among HBNB, HOA, DoubleDragon, DDPC, Hotel101 Worldwide, JVSPAC, Hotel101 Global, Merger Sub 1 and Merger Sub 2 (included as Annex A-1 to the proxy statement/prospectus).

2.2#

First Amendment to Agreement and Plan of Merger, dated as of September 3, 2024 by and among HBNB, HOA, DoubleDragon, DDPC, Hotel101 Worldwide, JVSPAC, Hotel101 Global, Merger Sub 1 and Merger Sub 2 (included as Annex A-2 to the proxy statement/prospectus).

2.3#	Form of Plan of Merger, by and between JVSPAC and Merger Sub 2 (included as Annex C to the proxy statement/prospectus).
3.1#	Memorandum and articles of association of HBNB.
3.2#	Form of amended memorandum and articles of association of HBNB (included as Annex B to the proxy statement/prospectus).
3.3#	Form of Amended and Restated Memorandum of Association and Articles of Association of JVSPAC (included as Annex D to the proxy statement/prospectus).
3.4#	Constitution of Hotel101 Global.
4.1

Specimen Unit Certificate of JVSPAC (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to JVSPAC Acquisition Corp.’s Registration Statement on Form S-1/A (File No. 333-275176) filed with the SEC on December 21, 2023).

4.2

Specimen Class A Ordinary Share Certificate of JVSPAC (incorporated by reference to Exhibit 4.2 of Amendment No. 2 to JVSPAC Acquisition Corp.’s Registration Statement on Form S-1/A (File No. 333-275176) filed with the SEC on December 21, 2023).

4.3

Specimen Right Certificate of JVSPAC (incorporated by reference to Exhibit 4.3 of Amendment No. 2 to JVSPAC Acquisition Corp.’s Registration Statement on Form S-1/A (File No. 333-275176) filed with the SEC on December 21, 2023).

4.4#	Specimen Class A Ordinary Share Certificate of HBNB.
5.1#	Opinion of Appleby as to the validity of HBNB Ordinary Shares.

Exhibit Number	Description
8.1#	Tax Opinion of Loeb & Loeb LLP.
10.1#	Real Estate Sales Contract by and among Kabushikigaisha Izumikyo, Hotel101 Worldwide Private Limited and DDPC Worldwide Pte. Ltd dated June 30, 2022.
10.2#

Memorandum on Assignment of Contractual Status and Rights Under Contract for a Real Estate Sales Contract by and among Hotel101 Worldwide Private Limited, DDPC Worldwide Pte Ltd, TMK Hotel101 Niseko and Kabushikigaisha Izumicho dated September 2, 2022.

10.3#	Real Estate Purchase and Sale Contract between Maruyoshi Kabushikigaisha and TMK Hotel101 Niseko dated June 12, 2023.
10.4#	Construction Contract between TMK Hotel101 Niseko and Iwata Chizaki Construction Co., Ltd. dated August 26, 2023.
10.5#	English translation of Deed of Sale of Property between Metrovacesa S.A. and Hotel101 Madrid, S.L.U. dated October 27, 2023.
10.6#	English translation of Contract for Works and Materials for the Construction of a Hotel between Hotel101 Madrid, S.L.U. and Ferrovial Construcción, S.A. dated March 13, 2024.
10.7#

Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate by and among DBF IDGT W. 2ND STREET LLC, DBF LT W. 2ND STREET LLC, RAF IDGT W. 2ND STREET LLC, RAF LT W. 2ND STREET LLC, HOTEL101 LOS ANGELES LLC and Chicago Title Company dated September 27, 2023.

10.8#

First Amendment to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate by and among DBF IDGT W. 2ND STREET LLC, DBF LT W. 2ND STREET LLC, RAF IDGT W. 2ND STREET LLC, RAF LT W. 2ND STREET LLC and HOTEL101 LOS ANGELES LLC dated November 13, 2023.

10.9#

Second Amendment to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate by and among DBF IDGT W. 2ND STREET LLC, DBF LT W. 2ND STREET LLC, RAF IDGT W. 2ND STREET LLC, RAF LT W. 2ND STREET LLC and HOTEL101 LOS ANGELES LLC dated November 21, 2023.

10.10#

Third Amendment to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate by and among DBF IDGT W. 2ND STREET LLC, DBF LT W. 2ND STREET LLC, RAF IDGT W. 2ND STREET LLC, RAF LT W. 2ND STREET LLC and HOTEL101 LOS ANGELES LLC dated November 12, 2024.

10.11#	Form of Lock-up Agreement by and among Hotel101 Global Holdings Corp. and certain shareholders of Hotel101 Global Pte. Ltd., and for limited purposes, Winky Investments Ltd.
10.12#	Form of Lock-up Agreement by and among Winky Investments Ltd. and Hotel101 Global Holdings Corp.
21.1#	List of subsidiaries of HBNB.
23.1#	Consent of Marcum LLP, independent registered public accounting firm for HBNB.
23.2#	Consent of Marcum LLP, independent registered public accounting firm for Hotel101 Global.
23.3#	Consent of R.G. Manabat & Co., independent auditors for HOA.
23.4#	Consent of Marcum Asia CPAs LLP, independent registered public accounting firm for JVSPAC.
23.5#	Consent of Appleby (included in Exhibit 5.1).
23.6#	Consent of Loeb & Loeb LLP (included in Exhibit 8.1).
99.1*	Form of proxy for extraordinary general meeting.
99.2#	Consent of Marriana Henares Yulo to be named as a director.
99.3#	Consent of Rodolfo Ma. Allena Ponferrada to be named as a director.
99.4#	Consent of Jacy Ryan Tan Chua to be named as a director.
99.5#	Consent of Earl Ericson King Tanmantiong to be named as a director.
99.6#	Consent of Gary Emerson Po Cheng to be named as a director.
99.7#	Consent of Rene De Jesus Buenaventura to be named as a director.
99.8#	Consent of Victoria R. Tamayao to be named as a director.
99.9#	Audit Committee Charter
107#	Filing Fee Table

____________

#        Previously filed.

*        Filed herewith.

Item 22. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(5)    That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)    That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (ii) To arrange or provide for a facility in the United States for purposes of responding to such requests.

(9)    To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 will not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(10)  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on June 2, 2025.

HOTEL101 GLOBAL HOLDINGS CORP.
By:	/s/ Marriana Henares Yulo
Name:	Marriana Henares Yulo, for and on behalf of Hotel101 Global Holdings Corp.
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Marriana Henares Yulo	Director and Chief Executive Officer	June 2, 2025
Marriana Henares Yulo	(Principal Executive Officer)
/s/ Rodolfo Ma. Allena Ponferrada	Executive Chairman and Director	June 2, 2025
Rodolfo Ma. Allena Ponferrada
/s/ Jacy Ryan Tan Chua	Director and Chief Financial Officer	June 2, 2025
Jacy Ryan Tan Chua	(Principal Financial and Accounting Officer)
/s/ Earl Ericson King Tanmantiong	Director	June 2, 2025
Earl Ericson King Tanmantiong
/s/ Gary Emerson Po Cheng	Director	June 2, 2025
Gary Emerson Po Cheng
/s/ Rene De Jesus Buenaventura	Director	June 2, 2025
Rene De Jesus Buenaventura
/s/ Victoria R. Tamayao	Director	June 2, 2025
Victoria R. Tamayao

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized U.S. representative of Hotel101 Global Holdings Corp. has signed this registration statement in the City of New York, State of New York, on June 2, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on June 2, 2025.

HOTEL101 GLOBAL PTE. LTD.
By:	/s/ Marriana Henares Yulo
Name:	Marriana Henares Yulo, for and on behalf of Hotel101 Global Pte. Ltd.
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Marriana Henares Yulo	Director and Chief Executive Officer	June 2, 2025
Marriana Henares Yulo	(Principal Executive Officer)
/s/ Joselito L. Barrera, Jr.	Director	June 2, 2025
Joselito L. Barrera, Jr.
/s/ Tan Cher Wee	Director	June 2, 2025
Tan Cher Wee
/s/ Jacy Ryan Tan Chua	Chief Financial Officer	June 2, 2025
Jacy Ryan Tan Chua	(Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized U.S. representative of Hotel101 Global Pte. Ltd. has signed this registration statement in the City of New York, State of New York, on June 2, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.